UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2017 (December 21, 2017)

Owl Rock Capital Corporation

(Exact name of registrant as specified in its charter)

Maryland	814-01190	47-5402460
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

245 Park Avenue 41St Floor New York, New York	10167
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 419-3000

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement

On December 21, 2017 (the “Closing Date”), Owl Rock Capital Corporation (the “Company” or “us”) entered into a Note Purchase Agreement governing the issuance of $150,000,000 in aggregate principal amount of senior unsecured notes (the “Notes”) to institutional investors in a private placement. Also on the Closing Date, ORCC Financing LLC (“ORCC Financing”), a Delaware limited liability company and newly formed subsidiary of the Company, entered into a $400,000,000 Loan and Servicing Agreement (the “SPV Asset Facility”), with ORCC Financing, as Borrower, the Company, as transferor and servicer, the lenders from time to time parties thereto (the “Lenders”), Morgan Stanley Asset Funding Inc., as administrative agent, State Street Bank and Trust Company, as collateral agent and Cortland Capital Market Services LLC as collateral custodian. The Notes and the SPV Asset Facility are described in more detail below.

The Company used the proceeds from the Notes and the SPV Asset Facility to pay down debt under (i) its Senior Secured Revolving Credit Agreement dated as of February 1, 2017 (as amended, from time to time), among the Company, as borrower, SunTrust Bank, as administrative agent and lender, and the lenders from time to time party thereto and (ii) its Revolving Credit Agreement dated as of August 1, 2016 (as amended from time to time) among the Company, Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent and letter of credit issuer, and Wells Fargo, State Street Bank and Trust Company and the banks and financial institutions from time to time party thereto, as lenders.

Note Purchase Agreement

The issuance of $138.5 million of the Notes occurred on December 21, 2017, and $11.5 million of the Notes are expected to be issued in January 2018. The Notes have a fixed interest rate of 4.75% and are due on June 21, 2023. Interest on the Notes will be due semiannually. This interest rate is subject to increase (up to 5.50%) in the event that, subject to certain exceptions, the Notes cease to have an investment grade rating. The Company is obligated to offer to repay the notes at par if certain change in control events occur. The Notes are general unsecured obligations of the Company that rank pari passu with all outstanding and future unsecured unsubordinated indebtedness issued by the Company.

The Note Purchase Agreement for the Notes contains customary terms and conditions for senior unsecured notes issued in a private placement, including, without limitation, affirmative and negative covenants such as information reporting, maintenance of the Company’s status as a business development company within the meaning of the Investment Company Act of 1940 and a regulated investment company under the Internal Revenue Code, minimum stockholders’ equity, minimum asset coverage ratio, and prohibitions on certain fundamental changes at the Company or any subsidiary guarantor, as well as customary events of default with customary cure and notice, including, without limitation, nonpayment, misrepresentation in a material respect, breach of covenant, cross-default under other indebtedness of the Company or certain significant subsidiaries, certain judgments and orders, and certain events of bankruptcy.

The Notes were offered in reliance on Section 4(a)(2) of Securities Act of 1933, as amended (the “Securities Act”). The Notes have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act as applicable.

In connection with the issuance of the Notes, the Company entered into an interest rate swap to continue to align the interest rates of its liabilities with its investment portfolio, which consists of predominately floating rate loans. The notional amount of the interest rate swap is one hundred and fifty million Dollars ($150,000,000). The Company will receive fixed rate interest at 4.75% and pay variable rate interest based on the 1-month London Interbank Offered Rate (“LIBOR”) plus 2.545%. The interest rate swap matures on December 21, 2021.

The description above is only a summary of the material provisions of the Note Purchase Agreement and is qualified in its entirety by reference to the copy of the Note Purchase Agreement which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference thereto.

SPV Asset Facility

In connection with the SPV Asset Facility, from time to time, the Company expects to sell and contribute certain investments to ORCC Financing pursuant to a Sale and Contribution Agreement (the “Sale and Contribution Agreement”) by and between the Company and ORCC Financing. No gain or loss will be recognized as a result of the contribution. Proceeds from the SPV Asset Facility will be used to finance the origination and acquisition of eligible assets by ORCC Financing, including the purchase of such assets from the Company. We retain a residual interest in assets contributed to or acquired by ORCC Financing through our ownership of ORCC Financing. The maximum principal amount of the SPV Asset Facility is $400 million; the availability of this amount is subject to a borrowing base test, which is based on the value of ORCC Financing’s assets from time to time, and satisfaction of certain conditions, including certain concentration limits.

The SPV Asset Facility provides for the ability to draw and redraw amounts under the SPV Asset Facility for a period of up to three years after the Closing Date (the “Commitment Termination Date”). Unless otherwise terminated, the SPV Asset Facility will mature on December 21, 2022 (the “Facility Maturity Date”). Prior to the Facility Maturity Date, proceeds received by ORCC Financing from principal and interest, dividends, or fees on assets must be used to pay fees, expenses and interest on outstanding borrowings, and the excess may be returned to the Company, subject to certain conditions. On the Facility Maturity Date, ORCC Financing must pay in full all outstanding fees and expenses and all principal and interest on outstanding borrowings, and the excess may be returned to the Company.

Amounts drawn will bear interest at LIBOR plus a spread of 2.25% until the six-month anniversary of the Closing Date, increasing to 2.50% thereafter, until the Commitment Termination Date. After the Commitment Termination Date, amounts drawn will bear interest at LIBOR plus a spread of 2.75%, increasing to 3.00% on the first anniversary of the Commitment Termination Date. After a ramp-up period, there is an unused fee of 0.75% per annum on the amount, if any, by which the undrawn amount under the SPV Asset Facility exceeds 25% of the maximum principal amount of the SPV Asset Facility. The SPV Asset Facility contains customary covenants, including certain financial maintenance covenants, limitations on the activities of ORCC Financing, including limitations on incurrence of incremental indebtedness, and customary events of default. The SPV Asset Facility is secured by a perfected first priority security interest in the assets of ORCC Financing and on any payments received by ORCC Financing in respect of those assets. Assets pledged to the Lenders will not be available to pay the debts of the Company.

Borrowings of ORCC Financing are considered our borrowings for purposes of complying with the asset coverage requirements under the 1940 Act.

The description above is only a summary of the material provisions of the SPV Asset Agreement and the Sale and Contribution Agreement and is qualified in its entirety by reference to the copy of SPV Asset Agreement and the Sale and Contribution Agreement which are filed as Exhibits 10.2 and 10.3 to this current report on Form 8-K and is incorporated herein by reference thereto.

Item 2.03 Creation of a Direct Financial Obligation

The disclosure set forth above under Item 1.01 is incorporated by reference.

Item 9.01 Financial Statements and Exhibits

10.1	Note Purchase Agreement, dated December 21, 2017, by and between Owl Rock Capital Corporation and the purchasers party thereto

10.2	Loan and Servicing Agreement, dated December 21, 2017, by and among by and among Owl Rock Capital Corporation, as Transferor and Servicer, ORCC Financing LLC, as Borrower, Morgan Stanley Asset Funding Inc., as Administrative Agent, State Street Bank and Trust Company, as the Collateral Agent and the Account Bank, Cortland Capital Market Services LLC, as Collateral Custodian and the banks and financial institutions from time to time party thereto as Lenders

10.3	Sale and Contribution Agreement, dated as of December 21, 2017, by and between Owl Rock Capital Corporation and ORCC Financing LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Owl Rock Capital Corporation

By:	/s/ Alan Kirshenbaum
Name:	Alan Kirshenbaum
Title:	Chief Operating Officer and Chief Financial Officer

December 22, 2017